UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2005

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 15, 2005, the Company received a notice from The Nasdaq Stock Market advising that the Company has 180 days, until October 12, 2005, to regain compliance with The Nasdaq National Market’s $1.00 minimum bid price rule. The Company received the notice because the bid price of its common stock closed below $1.00 per share for 30 consecutive business days. Under Marketplace Rule 4450(b)(4), $1.00 per share is the minimum required closing bid price for continued listing. If at any time during the grace period, the bid price of the company’s common stock closes at $1.00 per share or more for at least ten consecutive business days (or such longer period of time as may be required by Nasdaq, in its discretion), Nasdaq will notify the company that it complies with the Rule.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

April 21, 2005	/s/ William B. Lonergan
Date	William B. Lonergan, Chief Financial Officer